UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]	Definitive Information Statement

PAY88, INC.
(Name of Registrant as Specified In Its Charter)

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[ ]	Fee previously paid with preliminary materials.

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PAY88, INC.
1053 North Barnstead Road
Barnstead, New Hampshire 03225

August 21, 2007

Dear Shareholders:

This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”) and the holders of Series A Convertible Preferred Stock, par value $0.001 (the “Preferred Stock”), of Pay88, Inc. (the “Company”). The purpose of this Information Statement is to notify the stockholders that on August 8, 2007, the Company received a written consent from certain principal stockholders of the Company (identified in the section entitled “Voting Securities and Principal Holders Thereof). Such written consent was signed by the holders of 7,600,000 shares of Common Stock and 4,950,000 shares of Preferred Stock, representing approximately 76% and 99% of the total issued and outstanding Common Stock and Preferred Stock, respectively. Each share of Preferred Stock is convertible into 2.8 shares of Common Stock. Holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class. Accordingly, the written consent was signed by the holders of 89% of the outstanding voting stock of the Company’s shareholders. Such written consent took the following actions:

(i)	it reduced the number of directorships from five to four; and

(ii)	it elected the current Board of Directors of the Company.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholders of the Company.

This Information Statement is being mailed on or about August 24, 2007 to stockholders of record on August 8, 2007 (the “Record Date”).

Sincerely,

/s/ Guo Fan
Chairman, President, Chief Executive Officer
and Director

PAY88, INC.
1053 North Barnstead Road
Barnstead, New Hampshire 03225

______________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
______________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
_____________________________________________________________

We are sending you this Information Statement to inform you of the adoption of two resolutions on August 8, 2007 by written consent (the “Written Consent”) from certain principal stockholders of the Company (identified in the section entitled “Voting Securities and Principal Holders Thereof”). Such written consent was signed by the holders of 7,600,000 shares of Common Stock and 4,950,000 shares of Preferred Stock, representing approximately 76% and 99% of the total issued and outstanding Common Stock and Preferred Stock, respectively. Each share of Preferred Stock is convertible into 2.8 shares of Common Stock. Holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class. Accordingly, the written consent was signed by the holders of 89% of the outstanding voting stock of the Company’s shareholders, to take the following actions:

(i)	to reduce the number of directorships from five to four; and

(ii)	to elect the current Board of Directors of the Company.

The adoption of the foregoing resolutions will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000, will be paid by the Company.

General

The Company’s current Articles of Incorporation, as amended, provides for an authorized capitalization consisting of 100,000,000 shares of Common Stock, $.001 par value per share, and 5,000,000 shares of Preferred Stock, $.001 par value per share.

As of August 8, 2007, there were approximately 10,100,000 shares of Common Stock and 5,000,000 shares of Preferred Stock issued and outstanding. Each share of Preferred Stock is convertible into 2.8 shares of the Company’s Common Stock, aggregating 14,000,000 shares. The holders of the Preferred Stock are entitled to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of common stock for a vote.

Vote Required; Manner of Approval

Generally

Section 78.320 of the Nevada Revised Statutes (“NRS”) provides in substance that, unless the Company’s Articles of Incorporation or bylaws provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

Number of Directorships

The Company’s Bylaws provide that the number of Directors of the Company may be fixed by a vote of stockholders or of the Board of Directors, at a meeting thereof, by a majority of the votes cast at the meeting. As a result of the Company having received the Written Consent signed by the holders of 89% of the voting stock of the Company’s shareholders, no vote or proxy is required by the stockholders to approve the adoption of the resolution reducing the number of directorships from five to four.

Election of Directors

Pursuant to the NRS and the Company’s Bylaws, directors of a corporation must be elected at a meeting of the stockholders by a plurality of the votes cast at the election. As a result of the Company having received the Written Consent signed by the holders of 89% of the voting stock of the Company’s shareholders, no vote or proxy is required by the stockholders to approve the adoption of the resolutions to elect the Directors to the Board.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the resolutions fixing the number of directors at four, and electing the Board of Directors cannot take effect until 20 days after this Information Statement is sent to the Company’s stockholders. Accordingly, the actions authorized by the Written Consent will become effective on or about September 13, 2007, 20 days after the mailing of this Information Statement.

Interest of Certain Persons In or In Opposition to Matters to Be Acted Upon

Mr. Guo Fan, the Company’s Chairman, President, Chief Executive Officer and a Director, is the beneficial owner of 7,600,000 shares of Common Stock representing approximately 76% of the Company’s Common Stock issued and outstanding. Accordingly, Guo Fan is one of largest principal stockholders in the Company and was a nominee for reelection to the Board.

Mr. Tao Fan, the Company’s Chief Operating Officer and a Director and a brother of Guo Fan, is the Chief Executive Officer of Chongqing Yahu Information Development Co, Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Yahu”) and the beneficial owner of 5% of Yahu’s issued shares of capital stock. Pursuant to the Share Purchase Agreements dated September 5, 2006, Yahu is the beneficial owner of 4,950,000 shares of Preferred Stock of the Company which are convertible into 13,860,000 shares, representing 57.7%, of the Company’s issued and outstanding Common Stock. Accordingly, Yahu is one of the largest principal stockholders of the Company. Mr. Tao Fan was a nominee for reelection to the Board.

Voting Securities and Principal Holders Thereof

The following table lists, as of August 8, 2007, the number of shares of common stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 10,100,000 shares of our common stock and 5,000,000 shares of our Preferred Stock issued and outstanding as of the Record Date. Each share of Preferred Stock is convertible into 2.8 shares of Common Stock. The holders of shares of Preferred Stock are entitled to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote. Each share of Preferred Stock will carry a number of votes equal to the number of shares of Common Stock issuable as if converted at the Record Date. We do not have any other outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		Amount and Nature
		of Beneficial
Name of Beneficial Owner	Class of Stock	Ownership	Percent of Class

Owners of More than 5%

Chongqing Yahu Information
Development Co., Ltd. (1)	Series A	4,950,000	99%
c/o Chongqing Qinbao	Convertible
Technology Ltd.	Preferred (2)
No. 78 1st Yanghe Village
Jiangbei District, Chongqing
China

Directors and Executive Officers:

Guo Fan	Common	7,600,000	75%
c/o Pay88, Inc.
1053 North Barnstead Road,
Center Barnstead, NH 03225

Tao Fan (1)	Series A	4,950,000	99%
c/o Chongqing Qinbao	Convertible
Technology Ltd.	Preferred (2)
No. 78 1st Yanghe Village
Jiangbei District, Chongqing
China

Gordon Preston	N/A	0	0
c/o Pay88, Inc.
1053 North Barnstead Road,
Center Barnstead, NH 03225

Lin Xu	N/A	0	Less than 1%
c/o Chongqing Qinbao
Technology Ltd.
No. 78 1st Yanghe Village
Jiangbei District, Chongqing
China

Shiqing Fu	N/A	0	0
c/o Chongqing Qinbao
Technology Ltd.
No. 78 1st Yanghe Village
Jiangbei District, Chongqing
China

All directors and executive Common		7,600,000	75%
officers as a group
(five persons)	Series A
	Convertible
	Preferred	4,950,000	99%

______________
(1) Chongqing Yahu Information Development Co., Ltd. ("Yahu") is a limited liability company organized under the laws of the People's Republic of China. Yahu is engaged in the development and sale of software and related services used in effectuating wire transfers and other electronic commerce transactions. The following persons have voting, investment, and dispositive control over the shares of Series A Convertible Preferred Stock owned by Yahu: Mr. Tao Fan, who is the Chief Executive Officer of Yahu and owns 5% of its issued shares of capital stock; Mr. Ying Bao, who is a Director of Yahu; Ming Song, who is the owner of 7.14% of the issued shares of capital stock of Yahu; Deqiong Qing, who is the owner of 5.86% of the issued shares of capital stock of Yahu; and Maozhuo Jiang, who is the owner of 5% of the issued shares of capital stock of Yahu.

(2) Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, into 2.8 shares of the Company's common stock. Accordingly, the Series A Convertible Preferred shares acquired by Yahu and Ying Bao are convertible, respectively, into 13,860,000 shares (representing 57.7%) and 140,000 shares (representing 0.6%) of the issued and outstanding common stock. The holders of shares of Series A Convertible Preferred Stock are entitled to vote together with the holders of the common stock, as a single class, upon all matters submitted to holders of common stock for a vote. Each share of Series A Convertible Preferred Stock will carry a number of votes equal to the number of shares of common stock issuable as if converted at the record date.

Directors and Executive Officers

In all, the nominees for reelection to our Board were:

Name	Age	Positions and Offices
Guo Fan	29	Chairman, President, CEO, and Director
Tao Fan	35	Chief Operating Officer
Gordon Preston	64	Secretary and Director
Shiqing Fu	43	Director

On August 8, 2007, by written consent (the “Written Consent”) from certain principal stockholders of the Company, the number of directorships has been reduced from five to four and each of the nominees for reelection to the Board has been elected. Each of the directors of the Company has been elected to serve until their successor(s) have been elected and qualified.

Legal Proceedings.

There are no proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. Except as disclosed below, none of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The following is a brief account of each Director’s education and business experience during the past five years, and any other directorships held in reporting companies.

The Nominees to the Board.

Mr. Guo Fan has been our Chairman, President and CEO since our incorporation. Since January 2004, Mr. Fan has been the Internet Operations Senior Consultant for ChongQing Junfang Science Technology, a private computer software company located in Chongqing China. In this role, Mr. Fan had developed operating and financial policies and procedures for the company. From 2000 through 2003 Mr. Fan was an officer of Hampstead Players Inc., a company involved in traveling theater productions. From 2003 through March 2005, he was the manager of New Hampshire Fireworks Inc., a major distributor of Chinese fireworks. Mr. Fan received his Associate in Science Degree from the New Hampshire Technical Institute (NHTI) in Aug of 1998. As set forth herein, Guo Fan is the beneficial owner of 7,600,000 shares, representing approximately 76%, of the Company’s Common Stock issued and outstanding.

Mr. Tao Fan has been our chief operating officer since September 5, 2006. He is the Chief Executive Officer and Chairman of the Board of Directors of Chongqing Qianbao Technology Ltd., a limited liability company organized under the laws of the People's Republic of China ("Qianbao"). Qianbao is a wholly-owned subsidiary of the Registrant. Mr. Tao Fan is also the Chief Executive Officer of Chongqing Yahu Information Development Co., Ltd. (“Yahu”), a principal shareholder of the Registrant. Over the past five years, Mr. Tao Fan has served as a senior operations consultant for several Chinese corporations. These corporations include but are not limited to Chongqing Wanguo Shareholding Co., Ltd., Chongqing Ice Water Ltd., and Chongqing Shuanggui Industrial Garden Ltd. Mr. Tao Fan studied in China Northern Industrial University from 1991 to 1993, majoring in English and Information Technology. As set forth herein, Yahu is the beneficial owner of 4,950,000 shares, representing approximately 99%, of the Company’s Series A Convertible Preferred Stock issued and outstanding.

Mr. Gordon Preston has been a Director and our secretary since our incorporation. Mr. Preston is a mechanical engineer with a broad international work experience. Since 2003, Mr. Preston was Elected Selectman Barnstead, New Hampshire for a three year term. Mr. Preston is focusing his efforts in this capacity on helping the community develop and implement an economic recovery plan. From May 1992 through 2000 he served as Marketing Director of Precious Metal Industries Ltd. In this position, Mr. Preston was responsible for dealing with refinery contracts throughout the Soviet Union and Eastern Europe. In 2000 he established Hampstead Stage Co. in New Hampshire, a non-profit company engaged in traveling theater production. Gordon initially obtained Degree in Mechanical Engineering (HND) in the United Kingdom at Derby University in 1961.

Ms. Shiqing Fu has been a director of Pay88 since September 5, 2006. Ms. Fu is a licensed accountant practicing in Chongqing, China. From 2001 until February 2004, Ms. Fu served as Vice General Manager of Chongqing Deheng Securities Ltd., where she was responsible for the day to day operations. In February 2004, Ms. Fu assumed her current position of General Manager of Chongqing Jiarun Accounting Office Ltd., where her role has been to manage operations of the company. Ms. Fu does not serve in any directorship roles of any other public company.

Certain Relationships and Related Transactions.

Currently, we utilize space in New Hampshire that is provided to us by Mr. Gordon Preston, a director and our Secretary, for a rental fee of $200 per month.

Through December 31, 2005, Guo Fan, our Chief Executive Officer, President, Chairman, and Director, lent us an aggregate of $80,385, and in consideration therefore, we issued to Guo Fan a promissory note, in the principal amount of $80,385. Said amount bears interest at the rate of 5% per annum and is payable on demand. Principal and interest are due and payable on August 31, 2008. In addition, Mr. Fan has advanced us additional funds in the amount of $130,006. Such loan bears interest at the rate of 5% per annum and is payable on demand. Mr. Tao Fan, who is Guo Fan’s brother, has advanced us funds in the amount of $157,815. Such amount bears interest at the rate of 2% and is payable on demand.

On August 3, 2005, Pay88 entered into a five year agreement with Chongqing Yahu Information Development Co., Ltd. Mr. Tao Fan, our Chief Operating Officer and a brother of Mr. Guo Fan, our Chief Executive Officer, President, Chairman, and Director, is the Chief Executive Officer of Chongqing Yahu Information Development Co., Ltd. and owns 5% of its issued shares of capital stock. The agreement provides for two services to be provided to us by Chongqing Yahu Information Development Co., Ltd. The first service is the provision of all proprietary software needed to effectuate fund transfers between the United States and China. The second service to be provided is technical assistance in the areas of installation and future product support. This support includes assistance with all technical aspects of the software as well as problem resolution and general inquiries. Both of these services are to be provided to us by Chongqing Yahu Information Development Co., Ltd. for a licensing fee that is based upon 20% of the gross fund transfer revenues. The fee is payable on a quarterly basis. The use of the software will enable us to provide wire transfers from the United States to China.

On September 5, 2006, the Company entered into a Share Purchase Agreement with Qianbao, Chongqing Yahu Information Development Co., Ltd., and Ying Bao. Pursuant to the Share Purchase Agreement, Pay88 agreed to acquire Qianbao at a closing held simultaneously therewith by purchasing from Chongqing Yahu Information Development Co., Ltd. and Ying Bao all of their respective shares of Qianbao's registered capital, which represented 100% of the issued and outstanding share capital of Qianbao. In consideration therefor, Pay88 agreed to issue to shares of the Company's Series A Convertible Preferred Stock as follows: 4,950,000 shares to Chongqing Yahu Information Development Co., Ltd. and 50,000 shares to Ying Bao. Mr. Tao Fan, our Chief Operating Officer and a brother of Mr. Guo Fan, a director and officer of the Company, is the Chief Executive Officer of Chongqing Yahu Information Development Co., Ltd. and owns 5% of its issued shares of capital stock.

Compliance with Section 16(a) of the Exchange Act.

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our directors and executive officers and any persons holding more than 10% of our common stock are required to file with the SEC reports of their initial ownership of our common stock and any changes in ownership of such common stock. Copies of such reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company, we are unaware of any persons who during the fiscal year ended December 31, 2006 were directors, officers, or beneficial owners of more than ten percent of the common stock of the Company who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during such fiscal year, except as follows: Tao Fan, our Chief Operating Officer, filed with the SEC a Form 3 on April 6, 2007, stating that he was appointed as our Chief Operating Officer on February 1, 2007; and Gordon Preston, our Secretary and Director, did not timely file with the SEC a Form 4 disclosing that he disposed of 400,000 shares of our common stock on December 31, 2006, although he did file with the SEC on February 6, 2007 a Form 5 with respect to such transaction.

Director Independence.

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do believe that the following director currently meets the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange: Shiqing Fu.

Meetings and Action by Written Consent.

During the fiscal year ended December 31, 2006, our Board of Directors had one meeting and took one action by written consent.

Audit Committee Financial Expert.

The Board of Directors has not established an audit committee and does not have an audit committee financial expert. The Board is of the opinion that an audit committee is not necessary since the directors have been performing the functions of an audit committee.

Nominating Committee.

The Board of Directors has not established a nominating committee. The Board is of the opinion that a nominating committee is not necessary since the directors have been performing the functions of a nominating committee.

Compensation Committee.

The Board of Directors has not established a compensation committee. The Board is of the opinion that a compensation committee is not necessary since the directors have been performing the functions of a compensation committee.

Shareholder Communications.

Shareholders of the Company may submit proposals or otherwise communicate with the Board of Directors if they do so in accordance with applicable regulations of the SEC and the laws of the State of Nevada. Shareholder communications should be addressed to Pay88, Inc. Attn: Chief Executive Officer, 1053 North Barnstead Road, Barnstead, New Hampshire 03225.

Compensation of Directors and Executive Officers

During the period from our incorporation on March 22, 2005, through December 31, 2006, Guo Fan was our President, Chief Executive Officer, Chairman, and Director. During such period, Mr. Fan did not receive any compensation for his services. Additionally, during such period, none of our other officers earned compensation exceeding $100,000 per year.

We have no pension, health, annuity, bonus, insurance, equity incentive, non-equity incentive, stock options, profit sharing or similar benefit plans. No stock options or stock appreciation rights were granted to any of our directors or executive officers during the period from the date of our incorporation on March 22, 2005 through December 31, 2006.

Effective February 1, 2007, the Company entered into an Employment Agreement with Mr. Guo Fan, under which Guo Fan will continue to serve as our Chairman, President and Chief Executive Officer. Under such agreement, Mr. Fan will receive an annual salary of $100,000 during the five-year term commencing on February 1, 2007. Such agreement also provides that if Guo Fan’s employment is terminated without cause at any time within the five year term, the Company will pay him his salary through January 31, 2012.

Effective February 1, 2007, the Company entered into an Employment Agreement with Mr. Tao Fan, under which he will be employed as our Chief Operating Officer. Such agreement provides that Tao Fan will receive an annual salary of $50,000 during the five-year term. The agreement also provides that if Mr. Fan’s employment is terminated without cause at any time within the five year term commencing on February 1, 2007, the Company will pay him his salary through January 31, 2012.

Outstanding Equity Awards.

As of December 31, 2006, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors.

During the period from March 22, 2005 to December 31, 2006, no director received any type of compensation from the Company. No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments. We have not granted any stock options to any of our officers, directors, or any other persons, but we may grant such options in the future.

Other Proposed Action

As of the date of this Information Statement, the Company knows of no business other than those described herein which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT:

Guo Fan
Pay88, Inc.
1053 North Barnstead Road
Barnstead, New Hampshire 03225
(603) 776-6044